INTERNATIONAL REMARKETER AGREEMENT
                                                                     [LOGO]
REMARKETER PROFILE
--------------------------------------------------------------------------------

1.   DETAILS OF OUR RELATIONSHIP

     A.  OTHER AGREEMENTS

     The terms of the Advantis Industry Remarketer Agreement, its Amendments and Transaction Documents supersede the terms of the International Remarketer Agreement in the United States.

     B.  AGREEMENT TERM

     The term of this Agreement commences on December 1, 1996 and will terminate on December 31, 1997.

     C.  AUTHORIZED RELATIONSHIP AND APPROVED INDUSTRY

     The term "Retail Industry" means retailers in the industry segments ("IS") DI through D9, as further identified below, and those suppliers whose business is to supply, by sale or consignment, finished goods to those retailers.

     The term "Transportation Customers" means those transportation carriers whose business is to transport finished goods between those retailers and suppliers identified above. For the purpose of this Agreement, the term "Retail Industry" includes Transportation Customers, except where specifically excluded.

     You are approved to remarket Eligible Services as an IBM Global Network Remarketer in the Retail Industry, including Transportation Customers. Some countries prohibit segmentation of markets by industry. In such countries, this provision does not apply to you. We will identify to

--------------------------------------------------------------------------------

Each of us agrees that the complete agreement between us about this transaction consists of 1) this Profile, 2) any other Transaction Documents, and 3) the International Remarketer Provider Agreement (or any equivalent agreement signed by both of us).

Agreed to: (Remarketer name)     Agreed to: (Service Provider Lead Company Name)
QUICK RESPONSE SERVICES (QRS)    ADVANTIS

By    /s/Shawn M. O'Connor       By     /s/ R.A. Giffin
  ---------------------------      -----------------------------------
     Authorized signature               Authorized signature

Name (type or print):            Name (type or print):  R.A. Giffin
          Shawn M. O'Connor
Date: 11/11/96                   Date

Remarketer Enterprise Number:    Agreement number:  N1071-US
          5229967

Remarketer address:              Service Provider Lead Company Address:
1400 Marina Way South            3405 W. Dr. Martin Luther King Jr. Blvd.
Richmond, CA 94804 U.S.A.        Tampa, FL 33607 U.S.A.
                                 Attention:  Order Support Services
* Indicates that material has been omitted and confidential treatment has been requested therefore. All such omitted material has been filed separately with the Commission pursuant to Rule 24b-2.
--------------------------------------------------------------------------------
     After signing, please return a copy of this Agreement to the "Service Provider Lead Company address" shown above.
--------------------------------------------------------------------------------
                                                                     Page 1 of 6
     you the countries where you are doing business under this Agreement where this provision does not apply.

                          AUTHORIZED INDUSTRY SEGMENTS

          IS   SIC   DESCRIPTION

     D1 Department Stores and Mail Order Retailers

          D1   5311  Department Stores
          D1   5399  Miscellaneous General Merchandise Stores
          D1   5961  Mail-Order Houses

     D2 Mass Merchandisers and Discount Retailers

          D2   533A  Discount Stores
          D2   5331  Variety Stores

     D3 Specialty Retailers

          D3   5611  Men's and Boys' Clothing Stores
          D3   5621  Women's Ready-to-Wear
          D3   5632  Women's Accessory and Specialty Stores
          D3   5641  Children's and Infants' Wear Stores
          D3   5651  Family Clothing Stores
          D3   5661  Shoe Stores
          D3   5699  Miscellaneous Apparel and Accessory Stores
          D3   5941  Sporting Goods and Bicycle Shops
          D3   5942  Book Stores
          D3   5943  Stationary Stores
          D3   5944  Jewelry Stores
          D3   5945  Hobby, Toy and Game Shops
          D3   5946  Camera and Photographic Supply Stores
          D3   5947  Gift, Novelty and Souvenir Shops
          D3   5948  Luggage and Leather Goods Stores
          D3   5949  Sewing, Needlework and Piece Goods

     D4 Hardgoods Retailers

          D4   5211  Lumber and Other Building Materials
          D4   5231  Paing, Glass and Wallpaper Stores
          D4   5251  Hardware Stores
          D4   5261  Retail Nurseries, Lawn and Garden Stores
          D4   5712  Furniture Stores
          D4   5713  Floor Covering Stores
          D4   5714  Drapery, Curtain and Upholstery Stores
          D4   5719  Miscellaneous Home Furnishing Stores
          D4   5722  Household Appliances Stores
          D4   5731  Radio, TV and Electronic Stores
          D4   5734  Computer and Software Stores
          D4   5735  Record and Prerecorded Tape Stores
          D4   5736  Musical Instruments

     D5 Other General Merchandise Stores

          D5   5982  Used Merchandise Stores
          D5   5983  Fuel Oil Dealers
          D5   5984  Liquified Petroleum Gas Dealers
          D5   5989  Fuel Dealers, NEC
          D5   5992  Florist Stores
          D5   5993  Cigar Stores and Stands
          D5   5994  News Dealers and Newsstands
          D5   5995  Optical Goods Stores

          D5   5999  Miscellaneous Retail Stores, NEC

     D6 Grocery Retailers

          D6   5411  Grocery Stores
          D6   5421  Meat and Fish Markets
          D6   5431  Fruit Stores and Vegetable Markets
          D6   5441  Candy, Nut and Confectionary Stores
          D6   5451  Dairy Products Stores
          D6   5461  Retail Bakeries
          D6   5499  Miscellaneous Food Stores

     D7 Drug Dealers

          D7   5912  Drug Stores and Proprietary Stores

     D8 Restaurant Retailers

          D8   5812  Eating Places
          D8   5813  Drinking Places (Alcoholic Beverages)

     D9 Other Food and Drug Retailers

          D9   5921  Liquor Stores
          D9   5962  Vending Machine Operators
          D9   5963  Direct Selling Establishments

     D. ELIGIBLE SERVICES TO BE REMARKETED

     You may market and sell any generally-available value-added network Service eligible for discount which may be ordered and managed through the IBM International Project Support System (IPSS) in the countries listed in Schedule A of the International Remarketer Agreement. Most, but not all, Services are eligible for discount.

     E. DISCOUNTS

     AMOUNT. Services eligible for discount outside the United States will be discounted to you at *

     CONDITIONS. To be eligible for the discount, you must perform your responsibilities described in section 3 of the International Remarketer Agreement and Section 1H of this Profile.

     F. REVENUE COMMITMENT

     The revenue commitment of US$80,000,000 provided for in the Advantis Industry Remarketer Agreement shall remain unchanged and apply to all revenue globally for the Agreement term.

     G. ADJUSTMENT CHARGES

     If the $80,000,000 minimum revenue commitment that QRS agrees to achieve over the contract period of this Agreement is not met, the adjustment charge will be calculated by using the following adjustment charge calculation table:



*Indicates that material has been omitted and confidential treatment has been requested therefore. All such omitted material has been filed separately with the Commission pursuant to Rule 24b-2.

                      ADJUSTMENT CHARGE CALCULATION TABLE


If Actual Service Provider
Revenue from you is:                         The Adjustment Charge is:


From $00,000,000 to 34,999,999    (34,999,999 minus actual revenue) x 20% + $2,400,000
From $35,000,000 to 49,999,999    (49,999,999 minus actual revenue) x  8% + $1,200,000
From $50,000,000 to 59,999,999    (59,999,999 minus actual revenue) x  6% + $  600,000
From $60,000,000 to 69,999,999    (69,999,999 minus actual revenue) x  4% + $  200,000
From $70,000,000 to 79,999,999    (79,999,999 minus actual revenue) x  2%


H. ADDITIONAL QRS RESPONSIBILITIES

You will:

1. ensure that you have personnel trained in selling, installing, and supporting IBM Global Network (IGN) Products and Services. These personnel should attend the appropriate IGN courses available to them as soon as possible. Courses are listed in the section 1.1.;

2. develop solutions, make proposals, and implement contracts with your Customers for IGN Eligible Services;

3. submit orders and engage IGN project management by utilizing the International Project Support System (IPSS);

4. perform, or have your Customer perform, any necessary planning and preparation and training prior to the installation of Eligible Services;

5. invoice and collect payment from all your Customers. You will establish your own invoicing system independently of us for invoicing your Customers. We will provide you on a timely basis with invoice and usage detail by country on paper, and where available, electronically. When appropriate or necessary, the Consolidated Statement Facility may be used;

6. provide implementation planning, account management, and ongoing sales support to your Customers;

7. be responsible for providing all necessary support to Customers and their End Users for use of your value-added services;

8. provide enabling support for your Customers' applications. Your Customers may also do their own enabling, or you may engage business partners to do so. You, your Customers, or your business partner will distribute any IGN enabling software under appropriate terms we provide;

9. inform your Customers and their End Users to direct problem reporting to the QRS help desk using NOTIFY when possible. You may monitor problems in process for IGN issues and will manage all application issues with your Customers;

10. participate in occasional joint surveys with us to determine customer satisfaction. Each of us will jointly share the results of such surveys;

11. gather requirements from your Customers and their End Users, and from general participants in the retail and transportation industries, and twice a year provide us with a report with the requirements in consolidated form; and

12. maintain a disaster recovery plan and provide it to us for review within 60 days of a written request from us.

1. ADDITIONAL SERVICE PROVIDER RESPONSIBILITIES

   1. EDUCATION

      We will provide education courses for your marketing and support personnel during the Agreement term. Your marketing and support personnel should attend these courses within one year of the commencement date of this Agreement or within the first year that you assign additional personnel to perform a particular function. The courses we provide may include the following:

      - Specialist Update:
      - Marketing IBM Global Network Services:
      - Marketing in the internetworking and Multiprotocol Environment:
      - Host Connectively Workshop:
      - LAN, TCP/IP and Router Workshop.

      We have sole discretion to determine the content and availability of education courses and the addition or deletion of courses. We will provide these education courses to you on a tuition-free basis: however, you are responsible or travel expenses, lodging and meals, and expenses for educational materials not included in the tuition fee.

      When your personnel complete the course of study listed above, they should be able to perform the following activities:

      - market Eligible Services plus your value-added enhancements:
      - propose valid technical solutions and pricing:
      - discuss terms relating to provisioning or services: and
      - manage your Customers' networking requirements by proposing new or additional services, and maintain an ongoing relationship with the Customers.

   2. PRESALE ACTIVITIES

      The IGN Global Sales Solution Center may be called on to assist you in developing the technical solution for network services. The IGN Messaging Support Group may be called on to assist you in developing the technical solution for messaging services.

   3. FULFILLMENT ACTIVITIES

      The International Support Services organization will provide project management for all International networking activity on a fee basis. IGN is responsible for enabling connectivity for all leased lines. The International Messaging Enabling organizations will provide project management and enabling for all international messaging activity on a fee basis. IGN is responsible for provisioning account IDs and user IDs for international messaging.

2. PROVISION OF ELIGIBLE SERVICES

   You agree to provide all marketing activities required by your Customers and their End Users, including installation and application assistance and technical support. We provide marketing and technical sales support to you (and not to your Customers and their End Users).

   You agree to:

   1. make the Eligible Services available only to Customers in the countries listed in Schedule A:

   2. demonstrate and explain the functions and expected performance of, the Eligible Services and your services to Customers:

   3. provide support (such as documentation and technical assistance) for the Eligible Services and for your services and software. This support includes ordering User Identifications:

   4. inform the Customers, upon their request, of applicable courses that we provide and how to enroll in them; and

   5. select, develop, procure, integrate, and install all elements of your services and any updates to them.

INTERNATIONAL REMARKETER AGREEMENT                          [LOGO]

----------------------------------------------------------------------------

We welcome you as an International Remarketer for networking services. Based on your offerings and your knowledge of our Services, your skills and experience, we grant you a nonexclusive right to remarket our Services to Customers. Like yours, our goal is to provide the highest quality Services and solutions to the customer. As our remarketer, please let us know if your have any questions or problems with our Services.

The Remarketer Lead Company and Service Provider Lead Company agree to coordinate the activities of the local Remarketer Companies ("you") and Service Provider Companies ("we") in their respective Enterprises listed in Schedule A, under this International Remarketer Agreement (called the "Agreement"). This Agreement is written and signed in English with the understanding that the Remarketer Lead Company and the Service Provider Lead Company are bound by its terms. In some countries, local law formally requires the use of local language for the Agreement. A lsit of such countries is available from the Service Provider Lead Company upon request.

You agree to purchase Eligible Services in the geographic area in which they are to be made available; for example, the Eligible Services to be marketed and installed in Canada will be ordered and purchased in Canada and the Eligible Services for Western Europe will be ordered and installed in Western Europe.

As the Service Provider Lead Company, we warrant that in signing this Agreement. 1) we are acting on behalf of all of the local Service Provider Companies in the countries specified in Schedule A and 2) we will ensure that each such company is aware of, and will agree to comply with and be bound by, the terms of this Agreement.

As the Remarketer Lead Company, you warrant that in signing this Agreement,
1) all your local Remarketer Companies are Subsidiaries or Related Companies,
2) you are acting on behalf of all of the local Remarketer Companies in the countries specified in Schedule A and 3) you will ensure that each such company is aware of, and will agreed to comply with and be bound by, the terms of this Agreement.

AGREED TO: (REMARKETER LEAD COMPANY)  AGREED TO:(SERVICE PROVIDER LEAD COMPANY)
QUICKRESPONSE SERVICES INC.           ADVANTIS

By  /s/ Shawn N. O'Conner             By /s/ R.A. Giffin
 ------------------------------         -------------------------------
     Authorized signature                  Authorized signature

Name (type or print):                  Name (type or print): R.A. Giffin
       Shawn N. O'Conner
Date: 11/11/96                         Date:
Enterprise Number: 5229967             Agreement Number: N1071-US
Remarketer Address:
1400 MARINA WAY SOUTH
RICHMOND, CA 94804 U.S.A.

-------------------------------------------------------------------------------
AFTER SIGNING, PLEASE RETURN A COPY OF THIS AGREEMENT TO THE FOLLOWING ADDRESS:

                                      Advantis
                                      3405 W. Dr. M. L. King Jr. Blvd
                                      Tampa, FL 33607 U.S.A.
                                      Attention: Order Support Services
-------------------------------------------------------------------------------

The Remarketer Lead Company and Service Provider Lead Company agree to distribute copies of this Agreement to their respective local Companies, including those added to this Agreement in the future. Ten days after acceptance by the Service Provider Lead Company, this Agreement will become effective in each country listed in Schedule A. However, if during this ten day period, either the Remarketer Lead Company or Service Provider Lead Company notifies the other that any of the parties which it represents does not agree to this Agreement. Part B and Schedule A will be revised accordingly. This Agreement will then become effective as modified. Each local Remarketer Company will provide written acceptance of this Agreement to the local Service Provider Company when initially ordering Eligible Services; however, both of us may agree to to an alternative acceptance procedure.

Local agreements between each Remarketer Company and Service Provider Company consist of Attachments and Transaction Documents to this Agreement. This Agreement and its applicable Attachments and Transition Documents are the complete agreement regarding these transactions in the countries listed in Schedule A and replace any prior oral or written communications between us.

By signing this Agreement, both of us agree to the terms of this Agreement. Once signed, 1) unless prohibited by local law or specified otherwise, any reproduction of this Agreement, an Attachment, or a Transaction Document made by reliable means (for example, photocopy or facsimile) is considered an original and 2) all Eligible Services ordered locally referring to this Agreement are subject to it.

INTERNATIONAL REMARKETER AGREEMENT

TABLE OF CONTENTS
-------------------------------------------------------------------------------

PART A - GENERAL TERMS

SECTION    TITLE                                            PAGE
   1.      Definitions                                        4
   2.      Agreement Structure                                5
   3.      Responsibilities of the Parties                    6
   4.      Access to Eligible Services                        8
   5.      Warranty for Eligible Services                     8
   6.      Prices and Price Changes                           9
   7.      Invoicing, Payment, and Taxes                     10
   8.      Equipment Provided by Services Provider Company   11
   9.      Customer Transmitted Data                         12
  10.      Electronic Communications                         13
  11.      Ordering and Delivery                             13
  12.      Status Change                                     13
  13.      Export of Services and Products                   13
  14.      Liability                                         13
  15.      Trademarks                                        15
  16.      No Property Rights                                15
  17.      Changes to the Agreement Terms                    15
  18.      Agreement Termination                             15
  19.      Waiver of Noncompliance                           16
  20.      Geographic Scope                                  16
  21.      Governing Law                                     16


PART B - COUNTRY UNIQUE TERMS

SCHEDULE A - LIST OF REMARKETER AND SERVICE PROVIDER LOCAL COMPANIES

INTERNATIONAL REMARKETER AGREEMENT
-------------------------------------------------------------------------------


1.  DEFINITIONS

    CUSTOMER is a party to whom you remarket Eligible Services and provide a User Identification. A Customer may authorize an End User to use an Eligible Service. A Customer may not remarket an Eligible Service. A Customer may allow End Users to access an Eligible Service for the Customer's business purposes only.

    END USER is any party whom a Customer authorizes, by any means, for example, a User Identification, to use an Eligible Service. An End User may not remarket or authorize other parties to access an Eligible Service.

    ELIGIBLE SERVICE is an Service Provider Service that a Service Provider authorizes you to remarket.

    EQUIPMENT is a machine, its features, conversions, upgrades, elements, or accessories, or any combination of them. The term "Equipment" includes Service Provider Equipment and any non-Service Provider Equipment we provide to you or your Customers.

    RELATED COMPANY is any corporation, company or other entity.

    1. more than 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are owned or controlled, directly or indirectly, by either of us:

    2. which owns or controls, directly or indirectly, more than 50 percent of the outstanding voting shares of either of us; or

    3. more than 50 percent of whose outstanding voting shares are owned or controlled, directly or indirectly, by a Related Company as defined in item 2 above.

    However, any such corporation, company or other entity will be deemed to be a Related Company only so long as such ownership or control exists.

    SERVICES are described in Transaction Documents and include access to, and use of, Equipment, programs, networking facilities, and associated enhanced communication and support services. Except for the right to use programs that we authorize you or your Customers to access through the Services, we grant no other rights to those programs to you, your Customers or End Users.

    SERVICE START DATE of an Eligible Service is the date on which we make it available to you or your Customer.

    SUBSIDIARY is any corporation, company or other entity;

    1. more than 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or
    2. which does not have outstanding shares or securities, as may be the case in a partnership, joint venture or unincorporated association, but more than 50 percent of whose ownership interest (representing the right to make the decisions for such corporation, company or other entity) is, now or hereafter, owned or controlled, directly or indirectly, by either of us, but such corporation, company or other entity shall be deemed to be Subsidiary only so long as such ownership or control exists.

    USER IDENTIFICATION is a code or codes which enable authorization or access to programs, data, or equipment through a Service.

2.  AGREEMENT STRUCTURE

    The structure of the International Remarketer Agreement is as follows:

    GENERAL TERMS

    The General Terms consist of two parts:

    Part A -- General Terms are applicable to all your Remarketer Companies, except where modified by Part B. These terms accredit your local Remarketer Companies as Authorized Remarketers in the countries listed in Schedule A and are the general terms governing this relationship.

    Part B -- Country Unique General Terms modify the terms of Part A in the countries specified.

    TERMS FOR THE ORDERING OF ELIGIBLE SERVICE

    You may order Eligible Services from:

    1. Service Provider Companies in the countries listed in Schedule A; or

    2. any other IBM company or affiliate pursuant to the IBM company or affiliate's then current remarketer terms. All such terms are in addition to those of this Agreement. The applicable IBM company or affiliate will make these terms available to you and you will accept these terms (or any amendment or modifications to these terms) by doing either of the following:

       a. signing them; or

       b. accepting a Service from that local IBM company or affiliate.

    Other local Remarketer Companies may be added to this Agreement upon the mutual written consent of both parties.

    TRANSACTION DOCUMENTS

    For each business transaction, we will provide to you the appropriate "Transaction Documents" that confirm the details of the transaction or provide additional information about our relationship. Transaction Documents may contain terms in addition to those we specify in this Agreement. Some Transaction Documents require signature, and others do not. Supplements may contain descriptions of custom solutions and associated special charges. Exhibits and Fee Schedules are unsigned Transaction Documents that explain in detail Service Provider Services, Programs, and associated charges.

    CONFLICTING TERMS

    If there is a conflict among the terms in the various documents, those of a Transaction Document prevail over those of the International Remarketer Agreement.

    YOUR ACCEPTANCE OF ADDITIONAL TERMS

    You accept the terms in a Transaction Document by doing any of the following:

    1. signing it;
    2. providing an Eligible Service to your Customer; or

    3. making any payment for an Eligible Service.

3.  RESPONSIBILITIES OF THE PARTIES

    MUTUAL RESPONSIBILITIES

    Each of us agrees that under this Agreement:

     1. you are an independent contractor. Neither of us is a legal representative or agent of the other. Neither of us is legally a partner of the other (for example, neither of us is responsible for debts incurred by the other), and you are not our employee or franchisee;

     2. each of us is free to enter into similar agreements with others, to market service competitive with the Eligible Service, and to conduct its business in whatever way it chooses, provided there is no conflict with this Agreement. The number of our remarketers, the types of distributions channels, and the number of participants in such channels may vary from country to country;

     3. each is free to establish its own prices and terms and neither of us will discuss its customer prices and terms in the presence of the other;

     4. except for information and data transmitted in electronic form using the Eligible Service, which is discussed in section 9, the terms of this Agreement, which neither of us will disclose except as required by law or unless both of us agree in writing to do so, and information exchanged under a confidentiality agreement signed by both of us, all information exchanged by both of us is nonconfidential;

     5. we will provide you with access to our information systems only in support of your authorized marketing activities. Programs associated with these information systems are subject to the terms of their applicable license agreements, except that you may not transfer them;

     6. neither of us will bring a legal action against the other more than two years after the cause of action arose, unless otherwise provided by local law without possibility of contractual waiver; and

     7. neither of us is responsible for failure to fulfill its obligations due to causes beyond its control.

     YOUR RESPONSIBILITIES

     You agree not to do any of the following:

     1. assign, or otherwise transfer, this Agreement or your rights, under it, delegate you obligations, or appoint another reseller (including a related company) or agent to represent you or to market the Eligible Services, without our prior written consent. Any attempt to do so is void; however, if we allow you to use an agent to represent you, we will provide written guidelines; or

     2. assume or create any obligations on our behalf, or make any representations or warranties about us or the Eligible Services other than those we authorize.

     You agree to:

     1. sell Eligible Services only to Customers, unless otherwise specified in this Agreement;

     2. be responsible for Customer satisfaction with the Eligible Services and all your related activities, and participate in Customer-satisfaction programs as we determine. For example, if we request, you agree to provide us with the names and addresses of all Customers who have acquired Eligible Services from you;

     3. report or have your Customer report promptly to us all suspected and actual problems with Eligible Services;

     4. maintain trained personnel and comply with any reasonable certification requirements:

     5. develop and maintain the capability to provide first level warranty service support for the Eligible Services;

     6. ensure that your compensation or incentive plans for your employees who market the Eligible Services are not unfair to us in comparison with your plans for competitive products you market;

     7. retain records by location of each Eligible Service transaction (for example, a sale or credit) for five years and of each warranty claim for three years. Records must include (as applicable) identification of the Eligible Service provided, the date of your Customer's initial access to an Eligible Service, and the Customer's name and address;

     8.  assist us in tracing and locating Equipment;

     9. provide us with sufficient, free, and safe, access to facilities, at a mutually-convenient time, for us to fulfill our obligations. If you become aware of any unsafe conditions or hazardous materials to which our personnel would be exposed at any of the facilities, you agree to notify us promptly;

     10. require your Customers to keep a record of End Users outsider the Customer's enterprise which include the name and address of the End user, the date of initial Eligible Service access by the End User, and the Eligible Service provided;

     11. comply, and require your Customers and their End Users to comply with all applicable laws, regulations, or conventions including those related to data privacy, international communications, consumer transactions, and exportation of technical or personal data with respect to your activities under this Agreement;

     12. inform your Customers and their End Users that they are responsible for obtaining all necessary governmental, regulatory, or statutory approvals for their use of the Eligible Services, to obtain all required permissions if they use an Eligible Service to copy, download, display, distribute, or execute programs or perform other works;

     13. be responsible for, and inform your Customers that they are responsible for, data, programs, or other material that you or your Customers provide for use with an Eligible Service, and for 1) ensuring that your use and informing your Customer that their use of an Eligible Service to provide data, programs, or other material does not cause us to violate anyone's rights, and 2) the disclosure or use of the material through the Eligible Service does not breach any contractual relationship;

     14. inform, and instruct your Customers to inform, in writing, those whom you or your Customers authorize to access Eligible Services of the applicable terms of this Agreement (for example, the Eligible Services warranty) and that we have no liability to them, before their initial access to the Eligible Services.

     15. inform you Customers and their End Users that we are not responsible for the content of information and data that they transmit using our Services; and

     16. to comply with the highest ethical principals in performing under this Agreement. You will not offer or make payments or gifts (monetary or otherwise) to anyone for the purpose of influencing decisions in favor of a Service Provider Company, directly or indirectly. We may terminate this Agreement immediately in case of
         1) a breach of this clause or 2) when we reasonably believe such a breach has occurred.

     OUR REVIEW OF YOUR PERFORMANCE WITH THIS AGREEMENT

     We may employ an independent auditor to audit your records related to the remarketing of Eligible Services. Audits will be conducted during normal business hours upon twenty days'
    prior written notice, and no more often than once per year for the sole purpose of determining compliance with this Agreement.

4.  ACCESS TO ELIGIBLE SERVICES

    We will provide to you User Identifications which enable access to Eligible Services. You may authorize the Customer to access an Eligible Service by providing a User Identification to that Customer. The Customer may in turn provide User Identifications to its End Users of the Eligible Services. You are responsible for the control and distribution of User Identifications to Customers. You will require your Customers to be responsible for the control and distribution of User Identifications to End Users. We have no responsibility for misuse of User Identifications not under our control.

    You agree to notify us in writing of a new authorized Customer and of the User Identifications assigned to that Customer. You also agree to provide us with all information we reasonably require to enable your Customers and their End Users to access an Eligible Service (or to terminate such access).

    We may withdraw access to an Eligible Service from you when, in our opinion, you, your Customers, or their End Users cause any part of an Eligible Service to malfunction. We may withdraw access if there is a failure to make changes which, in our judgment, are necessary to correct malfunctions. We will promptly notify you if we withdraw access to an Eligible Service pursuant to this paragraph.

    You may acquire Eligible Services for your own internal use under the terms, including prices, of the applicable Transaction Documents and any other terms to which we mutually agree.

5.  WARRANTY FOR ELIGIBLE SERVICES

    For each Eligible Service, we warrant that we provide it:

     1. using reasonable care and skill; and

     2. according to its current description contained in this Agreement or a Transaction Document.

     We do not warrant uninterrupted or error free operation of an Eligible Service. We will identify Eligible Services that we do not warrant.

    If the availability, as measured by us and exclusive of maintenance periods, of an Eligible Service listed below or the IBM Global Network backbone network falls below 95% for two consecutive months, then you may terminate this Agreement pursuant to section 18 and no adjustment charge will be due:

        Information Exchange
        IBM-Registered Trademark- Mail Exchange


    The Advantis Backbone Network extends between Service Provider Company points of presence. It does not include the leased line or dial circuits from the Service Provider Company point of presence to your Customer's or End User's location nor the telecommunications equipment at those locations.





------------------------
    IBM is a registered trademark of the International Business Machines Corporation.

    Misuse, accident, modification, unsuitable physical or operating environment, improper maintenance by you, or failure caused by a service or program for which we are not responsible, may void the warranties.

    You will afford us the opportunity to correct any deficiency in an Eligible Service before being found in breach of our obligations under this Agreement. You will permit us to take all appropriate measures to restore the Eligible Service to conform to its desciption. In addition, we may, at our option, substitute for or add to Eligible Services and take such other measures as may be necessary, in each case, to correct an Eligible Service deficiency.

    We are not responsible for the selection of, use of, and results obtained from, Eligible Services by you, your Customers, or their End Users.

    Neither party is authorized to make any warranty commitment, whether written or oral, on the other party's behalf.

    THESE WARRANTIES REPLACE ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. HOWEVER, SOME LAWS DO NOT ALLOW THE EXCLUSION OF EXPRESS OR IMPLIED WARRANTIES. IF THESE LAWS APPLY, THEN ALL EXPRESS AND IMPLIED WARRANTIES ARE LIMITED IN DURATION TO THE WARRANTY PERIOD. NO WARRANTIES APPLY AFTER THAT PERIOD.

    WARRANTY FOR OTHER SERVICES, PROGRAMS, AND EQUIPMENT

    For Services and programs that we do not warrant and non-Service Provider Equipment that a Customer may reasonably believe is warranted by us, you agree to inform your Customers in writing, before the sale or installation as appropriate, that we do not warrant them. You also agree to inform your Customers 1) that the Services, programs, or Equipment are non-Service Provider, 2) of the applicable third party warranty (if any), and 3) of the procedure to obtain any warranty service.

    You are responsible for all programs, data, or equipment you, your Customers, or their End Users provide which you, your Customers, or their End Users use to access the Service Provider network.

6.  PRICES AND PRICE CHANGES

    The following are the bases on which we may require the amount payable for an Eligible Service to be paid, with an example of each:

     1. one-time (Eligible Service installation charges);

     2. recurring (a periodic charge for Eligible Services);

     3. usage (network traffic charges).

    We will specify the amount and basis for the particular Eligible Service.

    We specify discountable and non-discountable charges, adjustment charges, credits, and education and reporting requirements in the Fee Schedules. We may change the terms of these Fee Schedules on written notice as specified in section 17. "Changes to the Agreement Terms."

    For a discounted-charge Eligible Service, we will reduce your charges by the applicable discount percent we specify in the Fee Schedules.

    PRICE INCREASES

    We may increase recurring charges and usage charges by giving you three months' written notice. An increase applies on the first day of the month on or after the effective date we specify in the notice.

    We may increase one-time charges and hourly rates without notice. However, an increase to one-time charges does not apply to you if 1) we receive your order before the announcement date of the increase and 2) we make the Service available to you within three months after the announcement.

    We will not increase the Eligible Service charges during the first year of the contract period. Thereafter, we may increase Eligible Service charges by giving you three months' written notice.

    When the cumulative effect of an increase in Eligible Service charges, or termination of an Eligible Service, in any one year of the contract period results in a change to your Service Provider Company invoice of more than six percent (determined by recalculating your last invoice using the new charges), you may terminate this Agreement by giving us written notice. We must receive the notice before the effective date of the change. The adjustment charge does not apply in this case. The cumulative effect of any of any of these actions resulting in such change to your Service Provider invoice cannot be carried over to subsequent years of the contract period.

    PRICE DECREASES

    For one-time charges, you receive the benefit of a price decrease when the Service Start Date occurs on or after the effective date of the decrease.

    For recurring charges and usage charges, you receive the benefit of a decrease on the first day of the month following the effective date of the decrease.

7.  INVOICING, PAYMENT, AND TAXES

    Payment in full is due upon receipt of our invoice. You agree to pay as we specify in the invoice. We may offset any amounts due you, or designated for your use (for example, marketing funds or promotional offerings), against amounts due us or any of our affiliates.

    You agree to pay amounts equal to any applicable taxes resulting from any transaction under this Agreement. This does not include taxes based on our net income.

    You agree to provide us with valid reseller-exemption documentation for each applicable taxing jurisdiction. Otherwise, we will charge you all applicable state and local taxes or duties. You agree to notify us promptly if this documentation is revoked or modified. You are liable for any claims or assessments that result from any taxing jurisdiction refusing to recognize your exemption.

    FAILURE TO PAY ANY AMOUNTS DUE

    If your account becomes delinquent, you agree that we may do one or more of the following:

       1. impose a finance charge, up to the maximum permitted by law, on the delinquent portion of the balance due;

       2. require cash payment on or before provision of any Eligible
          Services;

       3. terminate this Agreement; or

       4. pursue any other remedy available at law or equity.

    In addition, if your account with any of our affiliates becomes delinquent, we may invoke any of these options allowable by law or equity.


8.  EQUIPMENT PROVIDED BY SERVICE PROVIDER COMPANY

    We may provide Equipment to be installed on your Customers' or End Users' premises for the purpose of providing Eligible Services. The Equipment is and will remain the asset of the Service Provider Company or its lessor and will not become a fixture or really.

    Certain Equipment may contain licensed internal code. We will identify this Equipment to you. Such Equipment may be subject to additional terms specified in a Transaction Document.

    No right, title, or interest in or to the Equipment, or licensed internal code associated with it, or any related planning informantion, is passed to you. However, we will use such Equipment to provide Eligible Services to you, your Customers, and their End Users.

    As appropriate, we will provide you physical planning information for the Equipment. You will ensure that your Customers and their End Users comply with that information in order to provide an environment meeting our specifications.

    OUR RESPONSIBILITIES

    We agree to:

     1. Install the Equipment we provide at your Customers' or their End Users' sites unless we specify otherwise;

     2. maintain the Equipment; and

     3. be responsible for all return, removal, and shipping charges for the Equipment.

     YOUR RESPONSIBILITIES

     You agree to:

      1. ensure that your Customers provide for the physical space and electrical power for the Equipment at your Customers' or their End Users' sites at the Customer's or their End Users' expense;

      2. be responsible for loss of or damage to the Equipment caused by your, your employeess', your agents', your Customers' or their End Users' intentional acts or negligence;

      3. provide us or our designee with all assistance reasonable necessary to permit us access to your Customers' or their End Users' sites to perform inspection, installation, preparation for return, or maintenance, as applicable;

      4. ensure that your Customers or their End Users provide, at no cost to us, adequate security to protect the Equipment from theft, loss, damage, or misuse;

      5. return to us, or permit us or our designee to remove at our discretion, the Equipment, any licensed internal code associated with it, and physical planning documentation at the expiration or termination of the Eligible Service;

      6. not alter the Equipment and any licensed internal code associated with it in any manner, not move it to other locations, and not transfer it to anyone else without our prior written approval;

      7. keep the Equipment and any licensed internal code associated with it free from all liens, charges, or encumbrances; and

     8. affix and keep in a prominent place on the Equipment any marking or label we require.

9.   CUSTOMER TRANSMITTED DATA

     We agree not to disclose your, your Customers', or their End
     Users' confidential information, including programs and data, transmitted in electronic form using the Eligible Services. However, we have no obligation of confidentiality relating to your, your Customers', or their End Users' information, including programs and data, which is not confidential. Information that is not confidential includes information which is:

     1. either currently publicly available or becomes publicly available in the future without our breach of any obligation or responsibility described in this Agreement:

     2. rightfully received by either of us from a third party, where the information was received without any obligation of confidentiality associated with it;

     3. already in our possession without an obligation of confidentiality;

     4. independently developed by us; or

     5. approved for disclosure by you or your Customers.

     We also have no liability for any disclosure of information that occurs as the result of our delivery of your, your Customers', or their End Users' information, at your, your Customers', or their End Users' direction and to a recipient you, your Customers, or their End Users designate, when the delivery is made in the normal course of Eligible Service provision (for example, to an incorrect delivery address provided by you, your Customers, or their End Users to us). We may disclose information to the extent required by law.

     HANDLING OF YOUR, YOUR CUSTOMERS', OR THEIR END USERS'
     INFORMATION

     You, your Customers, and their End Users are responsible for selection and use of the security facilities and options that we provide.

     You, your Customers, and their End Users are responsible to develop and maintain procedures (apart from the Eligible Services) to protect your, your Customers', and their End Users' information. You, your Customers, or their End Users are responsible for backup and restoration of your respective information.

     For the purposes of operation and maintenance we may use, copy, display, store, and distribute internally your, your Customers', or their End Users' information. We agree not to reverse assemble or reverse compile your, your Customers', or their End Users' information. We do not guarantee that these procedures will prevent the loss of, alteration of, or improper access to, your, your Customers', or their End Users' information. You agree that access to your, your Customers', or their End Users' information will not prohibit or prevent us from developing or marketing any service or product.

     For transmission carried over interexchange carriers' and local exchange carriers' facilities, Service Provider is not responsible for transmission errors, or corruption or security of data.

     We reassign to other customers data storage that you, your Customers, or their End Users return to us. We do not erase data storage and, in some cases, the next customer accessing a disk may be able to read residual data. We are not responsible for your, your Customers', or their End Users' failure to erase sensitive data from disk space returned to us.

     You will take appropriate measures to inform your Customers and their End Users of these provisions.

10.  ELECTRONIC COMMUNICATIONS

     Each of us may communicate with the other by electronic means, such as IBM(registered trademark) Mail Exchange. Each of us agrees to the following for electronic communications:

     1. a User Identification contained in an electronic document is legally sufficient to verify the sender's identity and the document's authenticity;

     2. an electronic document that contains a User Identification is a signed writing; and

     3. an electronic document, or any computer printout of it, is an original when maintained in the normal course of business.


11.  ORDERING AND DELIVERY

     On our request, you agree to make reasonable efforts to use our automated order-entry system.

     CANCELLATION OF AN ORDER

     You may cancel an order for an Eligible Service before we provide it. We may charge you a cancellation charge. We will inform you in writing of the cancellation charge. The cancellation charge does not apply to an Eligible Service if 1) we postpone providing it for more than 15 days from its estimated availability date and
     2) you cancel your order before we provide the Eligible Service.

     DELAYED PROVISION OF AN ELIGIBLE SERVICE

     Circumstances may arise where we delay the provision of an Eligible Service due to our inability to meet the original estimated availability date. If this delay causes the estimated date to be after the end of your contract period, the terms of this Agreement apply to that Eligible Service. It will be treated as if you had acquired it during the contract period.

12.  STATUS CHANGE

     You agree to give us prompt written notice (unless precluded by law or regulation) or any material change, or anticipated change, in your financial condition, business structure, or operating environment (for example, a material change in equity ownership or management or any change to information you have provided to us). Such change or failure to give notice may result in termination of this Agreement.

13.  EXPORT OF ELIGIBLE SERVICES

     You are not authorized to actively market Eligible Services outside the geographic scope of this Agreement and you agree not to use anyone else to do so.

     If a Customer acquires an Eligible Service for export, our responsibilities under this Agreement no longer apply to that Eligible Service. You agree to ensure that your Customers and their End Users comply with export laws and regulations of the originating country, and any import requirements of the destination country.

14.  LIABILITY

     Circumstances may arise where, because of a default or other liability, one of us is entitled to recover damages from the other. In each such instance, regardless of the basis on which damages can be claimed, the following terms apply.

OUR LIABILITY

We are responsible for:

     1. bodily injury (including death), and damage to real property and tangible personal property caused by the Eligible Services; and

     2. the amount of any other actual loss or damage, up to the greater of US$100,000 (or equivalent) or the charges (if recurring 12 months' charges apply) for the Eligible Service that is the subject of the claim.


ITEMS FOR WHICH WE ARE NOT LIABLE

Under no circumstances are we liable for any of the following:

     1. third-party claims against you for losses or damages (other than those under the first two items above);

     2. loss of, or damage to, records or data; or

     3. economic consequential damages (including lost profits or savings) or incidental damages, even if we are informed of their possibility.

     ITEMS FOR WHICH YOU ARE LIABLE

     Circumstances may arise where, because of a default on your part or other liability, we are entitled to recover damages from you. In each such instance, regardless of the basis on which we are entitled to claim damages from you, you are liable only for:

     1. bodily injury (including death), and damage to real property and tangible personal property;

     2. claims by others made against us (particularly regarding statements, representations, or warranties not authorized by us) arising out of your conduct under this Agreement or as a result of your relations with anyone else, except where such claim is a result of our action or failure to act;

     3. the adjustment charge, if you fail to meet your minimum revenue commitment; and

     4. the amount of any other actual loss or damage, including any lost profits associated with the product or Service to the extent inherent in payments required to be made under this Agreement, up to the greater of US$100,000 (or equivalent) or the charges (if recurring, 12 months' charges apply) for the Service, Eligible Service, or program that is the subject of the claim.

ITEMS FOR WHICH YOU ARE NOT LIABLE

Under no circumstances are you liable for any of the following:

     1. third party claims against us for any losses or damages
        (other than those set forth above);

     2. loss of, or damages to, records or data; or

     3. economic consequential damages (including lost profits or savings) or incidental damages, even if you are informed of their possibility; however, notwithstanding the foregoing, you will indemnify us from consequential or incidental damages associated with the damages for which you are liable as set forth in items 1 and 2, "Items For Which You are Liable," and you are responsible for lost profits associated with the product or Service to the extent inherent in payments required to be made under this Agreement.

15.  TRADEMARKS

     We will provide you with advertising guidelines for our logos, trade and service marks, trade names, emblems, and titles (collectively called "Trademarks"). We will notify you in writing of the title you are authorized to use. You may use the Trademarks only as described in the guidelines and only in association with the Eligible Services we approve you to market.

     On our request, you agree to change or stop using any advertising or promotional material that does not comply (as we determine) with our guidelines or this Agreement. When this Agreement ends, you agree to promptly stop using our Trademarks. If you do not, you agree to pay any expenses and fees that we incur in getting you to stop.

     You agree that any goodwill attaching to our Trademarks as a result of your use of them belongs to us. You agree not to register or use any mark that is confusingly similar to any of our Trademarks.

16.  NO PROPERTY RIGHTS

     Your rights under this Agreement are not property rights and, therefore, you cannot transfer them to anyone else or encumber them in any way. For example, you may not sell your authorization to market the Eligible Services or your right to use our Trademarks.

17.  CHANGES TO THE AGREEMENT TERMS AND ELIGIBLE SERVICES

     CHANGES TO THE AGREEMENT TERMS

     In order to maintain flexibility in our relationship, we may change the terms of this Agreement by giving you three months' written notice. However, these changes are not retroactive. They apply as of the effective date we specify in the notice. If you do not accept a change, you must inform us in writing before its effective date.

     Otherwise, for a change to be valid, both of us must sign it. Additional or different terms in any order or written communication from you are void.

     CHANGES TO AND TERMINATION OF ELIGIBLE SERVICES

     We will give you three months' written notice if increase Eligible Service charges or change invoicing procedures, or when a planned change would substantially alter an Eligible Service from its current description. We will give you 12 months' written notice if we terminate an Eligible Service (or if we can change this 12-month notice period). However, if a third party claims that a product that we provide as part of an Eligible Service infringes a patent or copyright, we reserve the right to terminate the Eligible Service effective immediately.


     You agree to give us one month's written notice to terminate your use of or remarketing of an Eligible Service. The termination will be effective at month's end.

18.  AGREEMENT TERMINATION

     This Agreement ends when terminated or when the contract period ends.

     You may terminate this Agreement, with or without cause, on one month's written notice. If you terminate this Agreement without cause, you are responsible to pay any applicable adjustment charges.

     We may terminate this Agreement, with or without cause, on three months' written notice. If the termination is for cause, we may (at our discretion) allow you a reasonable opportunity to cure. If you fail to do so, the date of termination is that specified in the notice. However, certain acts or omissions are so serious as to warrant immediate termination. If you repudiate this Agreement, materially breach any of its terms or make any material misrepresentation to us, we may terminate this Agreement at any time, on written notice.

     Examples of a material breach are violation of our status-change terms, violation of our trademark terms, submission of a false warranty claim, unauthorized sale to a reseller, and failure to use reasonable efforts to maintain your Customers' satisfaction. You agree that our only obligation is to provide the notice called for in this section and we are not liable for any claims or losses if we do so.

     Any terms of this Agreement, which by their nature extend beyond the day this Agreement ends, remain in effect until fulfilled, and apply to respective successors and assignees.

     We may permit you to continue to provide Eligible Services after this Agreement ends. If we do so, you agree to provide those Eligible Services under the terms of this Agreement.

19.  WAIVER OF NONCOMPLIANCE

     Failure by either of us to insist on strict performance or to exercise a right when entitled, does not prevent us from doing so at a later time, either in relation to that default or any subsequent one.

20.  GEOGRAPHIC SCOPE

     All your rights and all our obligations are valid only in the countries designated in Schedule A.

21.  GOVERNING LAW

     Any dispute related to this Agreement will be subject to the law and jurisdiction of the locality in which the Agreement was signed. And dispute regarding a Service will be subject to the law and jurisdiction of the locality where the Service to which the dispute relates was provided.

     In no event will the "United Nations Convention on Contracts for the International Sale of Goods" apply.

INTERNATIONAL REMARKETER AGREEMENT
PART B - COUNTRY UNIQUE TERMS
-------------------------------------------------------------------------------

The following terms are country amendments to Part A - General Terms. All terms not specifically modified or deleted by these amendments remain in effect.

Countries listed in this Part B are those with modifications to the terms of this Agreement or where Services are provided by Service Provider Companies other than IBM. Services are provided in some countries that are not listed in Part B because no country unique terms apply and Services are provided by IBM Subsidiaries or Related Companies.

The following terms are effective only if the country listed in this Part B is also listed in Schedule A.

THE FOLLOWING COUNTRY UNIQUE TERMS APPLY TO AUSTRIA, BELGIUM/LUXEMBOURG, DENMARK, EGYPT, FRANCE, FINLAND, GREECE, IRELAND, ISRAEL, NETHERLANDS, NORWAY, PORTUGAL, SPAIN, SWEDEN, AND SWITZERLAND.

     2. AGREEMENT STRUCTURE

     YOUR ACCEPTANCE OF ADDITIONAL TERMS

     Item 2, "providing an Eligible Service to your Customer," does not apply

     6. PRICES AND PRICE CHANGES

     PRICE INCREASES

     You may withdraw a Service from an order or terminate a Service to which an increase applies by providing us with written notice within one month of the date of our notice of increase.

THE FOLLOWING ADDITIONAL COUNTRY UNIQUE TERMS APPLY TO FRANCE.

FRANCE

Services are provided by Axone in France.

     17. CHANGES TO THE AGREEMENT TERMS

     If we announce a change in accordance with this section, you may terminate the affected Service by providing us with written notice on or before the effective date of any such change. Continued use of a Service after the effective date of any change shall be considered acceptance of the change.

THE FOLLOWING ADDITIONAL COUNTRY UNIQUE TERMS APPLY TO THE NETHERLANDS.

NETHERLANDS

     5. WARRANTY FOR ELIGIBLE SERVICES

     Where Decree D 78-464 is relevant, the legal warranty for hidden defects remains applicable.

     8. EQUIPMENT PROVIDED BY SERVICE PROVIDER COMPANY

     The first two paragraphs are replaced with the following:

          We will, if applicable, provide Equipment specified in the local Agreement Transaction Document to be installed on your premises for the purposes of providing a Service. The Equipment is and will remain the asset of the Service Provider Company or its lessor and will not become a fixture or really. Certain Equipment may contain licensed internal code. We will specify this in the local Agreement Transaction Document.

THE FOLLOWING ADDITIONAL COUNTRY UNIQUE TERMS APPLY TO NORWAY.

NORWAY

Services are provided by Norsk Informasjonsteknologi AS (NIT AS) in Norway.

THE FOLLOWING ADDITIONAL COUNTRY UNIQUE TERMS APPLY TO PORTUGAL.

PORTUGAL

Services are provided by COMPENSA in Portugal.

THE FOLLOWING ADDITIONAL COUNTRY UNIQUE TERMS APPLY TO SWEDEN.

SWEDEN

     1. DEFINITIONS

     Item 1 in the definition of "Related Companies" is replaced by the following:

          1. instituted by more than 50% of the total votes for the election of directors or other managing authority by either of us; or

     2. AGREEMENT STRUCTURE

     YOUR ACCEPTANCE OF ADDITIONAL TERMS

     Item 2, "providing an Eligible Service to your Customer," does not apply.

     6. PRICES AND PRICE CHANGES

     PRICE INCREASES

     You may withdraw a Service from an order or terminate a Service to which an increase applies by providing us with written notice within one month of the date of our notice of increase.

     14. LIABILITY

     Item 3 is modified to read:

          3. the amount of any other actual loss or damage, up to the greater of SEK 500,000 or the charges (if recurring or usage, 12 months' charges apply) for the Service that is the subject of the claim.

     21. GOVERNING LAW

     If any dispute is to be governed by Swedish law, if shall be settled by arbitration in accordance with the Rules of the Arbitration Institute of the Stockholm Chamber of Commerce by three arbitrators all appointed in accordance with said Rules. The place of arbitration shall be Stockholm, Sweden. The language to be used in these procedings shall be Swedish, unless any party is not incorporated under the laws of Sweden. Notwithstanding this, either party is free to sue before an ordinary court of law for any debt which is due and payable and not disputed in good faith by the other party.

THE FOLLOWING COUNTRY UNIQUE TERMS APPLY IN THE COUNTRIES AS INDICATED.

AUSTRALIA

Services are provided by ISSC Australia in Australia.

     5. WARRANTY FOR ELIGIBLE SERVICES

     The following paragraph is added at the beginning of this Section:

          The warranties specified in this section 5 are in addition to any rights you may have under the Trade Practices Act or other similar legislation.

     The following is deleted from this section 5:

          HOWEVER, SOME LAWS DO NOT ALLOW THE EXCLUSION OF EXPRESS OR IMPLIED WARRANTIES. IF THESE LAWS APPLY, THEN ALL EXPRESS AND IMPLIED WARRANTIES ARE LIMITED IN DURATION TO THE WARRANTY PERIOD. NO WARRANITES APPLY AFTER THAT PERIOD.

     The following paragraph is added:

          Materials delivered to you under this Agreement are provided without warranty of any kind. We do not warrant that the materials are correct or that they will be suitable to your needs.

6. PRICES AND PRICE CHANGES

PRICE DECREASES

For one-time charges, you receive the benefit of a price decrease for any amount which becomes due on or after the effective date of the decrease.

14.  LIABILITY

The following paragraphs are added to this section 14:

    Where we are in breach of a condition or warranty implied by the Trade Practices Act 1974:

         Our liability is limited to, for Services, the payment of the cost of having the Services supplied again, and for goods, the repair or replacement of the goods or the supply of equivalent goods.
         Where this condition or warranty relates to right to sell, quiet possession or clear title (i.e., Section 69), or the goods are of a kind ordinarily acquired for personal, domestic or household use or consumption, then none of the limitations in this Section apply.

    In addition to the above, the following is deleted from this section:

         "This limit also applies to any of our subcontractors and program developers. It is the maximum for which we are collectively responsible."

ITEMS FOR WHICH WE ARE NOT LIABLE

The first line is modified to read, "Under no circumstances are we liable for any of the following:"

CANADA

Services are provided by Advantis Canada in Canada.

    5.  WARRANTY FOR ELIGIBLE SERVICES

    The following sentence is added to this section 5.

         Warranties include both warranties and conditions.

9.  CUSTOMER TRANSMITTED DATA

HANDLING OF YOUR INFORMATION

The third paragraph is modified by the addition of the following sentence:

    Any idea, concept, know-how or technique which relates to the subject matter of a Transaction Document and is developed or provided by either of us or jointly by both of us in the performance of a Transaction Document (subject to applicable patents and copyrights) may be freely used by either of us in any way either of us deem appropriate.

14. LIABILITY

Our liability for bodily injury (including death) or damage to real property and tangible personal property shall be limited to that caused by our negligence.

This "Liability" section applies regardless of the basis on which you are entitled to claim damages from us, including:

1.  breach of contract, even if fundamental breach; or
2.  tort, including, but not limited to, negligence or misrepresentation.

The limitation of liability for Canada is Canadian $100,000.00

17. CHANGES TO THE AGREEMENT TERMS AND ELIGIBLE SERVICES

Changes to and Termination of Eligible Services

We will give you three months' written notice if we terminate a Service (or if we change this 3-month notice period).

DOMINICAN REPUBLIC

Services and are provided by GBM de Republica Dominicana S.A. in the Dominican Republic.

GERMANY

    2.  AGREEMENT STRUCTURE

    YOUR ACCEPTANCE OF ADDITIONAL TERMS

    Item 2, "providing an Eligible Service to your Customer" does not apply.

    3.   RESPONSIBILITIES OF THE PARTIES

    MUTUAL RESPONSIBILITIES

    Item 7 is not applicable in case of tort by either of us and our agents.

    5.   WARRANTY FOR ELIGIBLE SERVICES

    If we are not able in a timely manner to eliminate or circumvent a substantial deviation of the Service provided compared with the current Service description, you reserve the right either to terminate the Service effective immediately or deduct the Service charge for the provided Service accordingly.

    6.   PRICES AND PRICE CHANGES

    The following example is added at the end of the list in the first paragraph under this section:

         5.  a total upfront charge for a fixed contract period.

    PRICE INCREASES

    "Price Increases" is modified as follows:

         You may withdraw a Service from an order or terminate a Service to which an increase applies by providing us with written notice within one month of the date of our notice of increase. Continued use of a Service after the effective date of any price change shall be considered as acceptance of the change.

     14.  LIABILITY

     The limitations and exclusions specified in the Agreement will not apply to damages caused by us with intention or gross negligence. We are liable for assured characteristics. The maximum amount of liability in clause 14, subparagraph 3 is limited to one million Deutche marks.

     17.  CHANGES TO THE AGREEMENT AND ELIGIBLE SERVICES

     If we announce a change in accordance with this Section, you may terminate your use of the affected Service by providing us with written notice on or before the effective date of the change.

HUNGARY

Some Services are provided by the Hungarian PTT in Hungary.

     3.   RESPONSIBILITIES OF THE PARTIES

     YOUR RESPONSIBILITIES

     Additional responsibilities are added as follows:

          12. to procure communication lines from the Hungarian PTT prior to the Start Date of a Service and to maintain the communication lines for the duration of this Agreement. Any communication equipment you provide must comply with specifications provided by the IBM Computing Center;

          13. to be responsible for the attachment and operation of communication equipment you provide. IBM's responsibility ends at the applicable interface to the IBM Equipment. IBM is not responsible for maintenance and operation of the Hungarian PTT communication lines including those within the IBM computing center network.

     14.  LIABILITY

     Item 3 is modified to read:

          3. the amount of any other actual loss or damage, up to the greater of FT 2,500,000.00 (two million five hundred thousand Hungarian Forint) or the charges (if recurring or usage, 12 months' charges apply) for the Service that is the subject of the claim.

     21.  GOVERNING LAW

     The following is added to this section:

          The Hungarian language version of this Agreement is the only legally binding version. The laws of Hungary apply to this Agreement.

INDONESIA

Services are provided by PT Sistelindo Mitralintas in Indonesia.

     1.   DEFINITIONS

     Add the following at the end of the last sentence of the definition of "Related Company" following "exists:"

          provided that for the purpose of this definition, the Service Provider Company's agent in Indonesia, PT Sistelindo Mitralintas, a corporation established and domiciled in Jakarta, Indonesia. will be categorized as a "Related Company."

     2.   AGREEMENT STRUCTURE

     Add the following to "Terms for Ordering of Eligible Services:"

          All orders must be confirmed in writing.

     6.   PRICES AND PRICE CHANGES (PRICE INCREASES)

     Add the following to the first paragraph:

          You may withdraw a Service from an order or terminate a Service to which an increase applies by providing us with written notice within one month of the date of our notice of increase.

     8.   EQUIPMENT PROVIDED BY SERVICE PROVIDER COMPANY

     The first two paragraphs are replaced with the following:

          We will, if applicable, provide Equipment specified in the local Agreement Transaction Document to be installed on your premises for the purpose of providing a Service. The Equipment is and will remain the asset of the Service Provider Company or its lessor and will not become a fixture or realty. Certain Equipment may contain licensed internal code. We will specify this in the local Agreement Transaction Document.

     18.  AGREEMENT TERMINATION

     Add the following to this section:

          A termination hereunder shall not require a court decree: we both waive in this regard the provision in article 1266 of the Indonesian Civil Code, 2nd, 3rd and 4th paragraphs to the extent the article provision requires such court decree for the termination of an agreement creating mutual obligations.

ITALY

In Italy, Services will be provided by IN.TE.S.A. S.p.A. (hereinafter called INTESA), according to the terms of this Agreement. The following additional terms integrate and replace the terms stated in the Agreement. In the event of any conflict between the clauses of the Agreement and those of such additional clauses, the latter shall prevail.

     2.   AGREEMENT STRUCTURE

     YOUR ACCEPTANCE OF ADDITIONAL TERMS

     Item 2, "providing and Eligible Service to your Customer" does not apply.

     6.   PRICES AND PRICE CHANGES

     The applicable charges for each Service, fixed by INTESA for INTESA's customers, are indicated in Transaction Documents. For one-time charges, the relevant amount will be invoiced in the month of the start date of the Service. For periodic charges, the relevant amount will be invoiced in advance with reference to the related period.

     PRICE INCREASES

     You may withdraw a Service from an order or terminate a Service to which an increase applies by providing us with written notice within one month of the date of our notice of increase.

     7.   INVOICING, PAYMENT, AND TAXES

     The first invoice will be issued by INTESA in the month of the start date of the Service. Payment shall be made cash within 30 days from the end of the month of the invoice. If the order specifies that payment shall be made cash via Factor, INTESA will be free to assign its credits to the Factor specified in the Transaction Document. Without prejudice to the provisions on cash payment via Factor, all payments shall be made to INTESA at 125, via Servais, Turin, ITALY, which remains the place of receipt of customer's payments, also in the event that payment of all or part of the charges due has been otherwise agreed in writing, or, however, made by means of delivery of promissory notes or banking receipts.

     14.  LIABILITY

     Our entire liability is as follows:

     1.   (unchanged)

     2. bodily injury (including death) and damage to real property and tangible personal property caused solely by our negligence; and

     3. as to any other actual loss or damage arising in all situations involving our non-performance pursuant to, or in any way related to the subject matter of this Agreement, our liability, except as mandatory by law, will be limited to the charge paid by you for the individual Service that is the subject of the claim.

     (Applicability to subcontractors and program developers unchanged).

     21.  GOVERNING LAW

     These additional provisions shall be governed by the laws of Italy and the competent court will be Turin in Italy. The Attachment for Italian Burdensome Clauses (Clausole Onerose) must be signed prior to doing business in Italy, whenever Services will be obtained in Italy. The Attachment must be signed whether Italy is the country where the Remarketer Lead Company and Service Provider Lead Company are located or when business will be transacted by other Remarketer Companies and Service Provider Companies.

INTERNATIONAL REMARKETER AGREEMENT
                                                                         [LOGO]
ATTACHMENT FOR ITALIAN BURDENSOME CLAUSES (CLAUSOLE ONEROSE)
-------------------------------------------------------------------------------
PURSUANT TO ARTICLES 1341 AND 1342 OF THE ITALIAN LAW - CIVIL CODE, YOU MUST SPECIFICALLY ACCEPT THE CLAUSES LISTED IN THIS ATTACHMENT (CALLED "CLAUSOLE ONEROSE") BY SIGNING THIS ATTACHMENT. THE INTERNATIONAL REMARKETER AGREEMENT
IS VOID IN ITALY IN THE ABSENCE OF YOUR SIGNATURE ON THIS ATTACHMENT.

You hereby specifically accept the following clauses.

     PART A - GENERAL TERMS

     2.   Agreement Structure
     3.   Responsibilities of the Parties
     5.   Warranty for Eligible Services
     8.   Equipment Provided by Service Provider Company
     9.   Customer Transmitted Data
    10.   Electronic Communications
    14.   Liability
    17.   Changes to the Agreement Terms and Eligible Services
    18.   Agreement Termination
    21.   Governing Law

You specifically accept the Italian country unique terms in the following contract Part.

     PART B - COUNTRY UNIQUE TERMS

If any of the clauses mentioned above have been amended by a written document signed by both of us, by signing this Attachment you are specifically accepting the amended terms.
-------------------------------------------------------------------------------
Each of us agrees that the complete agreement between us about this transaction consists of 1) this Attachment, 2) any other Transaction
Documents, and 3) the International Remarketer Agreement (or any equivalent agreement signed by both of us).

AGREED TO: (Remarketer Lead Company name)

QUICKRESPONSE SERVICES, INC.

By /s/Shawn M. O'Connor
  ---------------------------------
        Authorized signature

Name (type or print): Shawn M. O'Connor

Date: 11/11/96

Remarketer Lead Company Number: 5229967      Agreement number: N1071-US

Remarketer Lead Company address:             Service Provider Lead Company Name and Address:

1400 Marina Way South                        Advantis
Richmond, CA 94804 U.S.A.                    3405 W. Dr. M.L. King Jr. Blvd.
                                             Tampa, FL 33607 U.S.A.
                                             Attention: Order Support Services

AFTER SIGNING, PLEASE RETURN A COPY OF THIS AGREEMENT TO THE "SERVICE PROVIDER LEAD COMPANY ADDRESS" SHOWN ABOVE.

JAPAN

     14.  LIABILITY

     We are not liable for damages which have arisen through special circumstances.

MALAYSIA

Services are provided by IBM VADS SDN BHD in Malaysia.

     14.  LIABILITY

     Our liability for actual damages from any cause whatsoever will be limited to the lesser of:

          a)   RM75,000 or
          b) the total amount invoiced for your use of the Service which is the subject of the action during the previous twelve months before the cause of action arose.

     21.  GOVERNING LAW

     Any dispute arising in connection with this Agreement which cannot be settled by negotiation between the parties or their representatives shall be submitted to arbitration in accordance with the Rules for Arbitration of the Kuala Lumpur Regional Arbitration Centre.

     The following new section is added following section 21.

     22.  LICENSE

     The Services are made available in accordance with the terms of the license for Value Added Network Services granted by the government of Malaysia in 1991. In the event that such license or any successor thereof or VADS SDN BHD's registration thereunder is revoked, terminated or amended, VADS SDN BHD's shall, notwithstanding any other terms, have the right to terminate this Agreement or amend it accordingly on three months' notice.

MEXICO

Services are provided by IBM Servicios Corporativos de Informacion (ISCI) in Mexico.

NEW ZEALAND

     14.  LIMITATION OF LIABILITY

     The Consumer Guarantees Act 1993 will not apply in respect of any goods or Services we provide, if you require the goods or Services for the purposes of a business as defined in that Act (which includes any undertaking, whether carried on for gain or reward or not).

PAKISTAN

     2.   AGREEMENT STRUCTURE

     The following paragraph is added after the second paragraph in the subsection titled, "Transaction Documents."

     Service Supplements and Schedule of Charges are unseperable parts of this Agreement. The charges and payment schedule is defined in the Schedule of Charges; the Services that we will provide you under this Agreement are defined in the Service Supplement.

     Any reproduction of this Agreement, an Attachment, or a Transaction Document, must be attested by a Court of Law, to be considered an original.

     The paragraph under "Terms for the Ordering of Eligible Services" is modified to read:


          You may order a Service by various means, including a request written on paper and delivered to us, and a request sent via facsimile to us.

     3.   RESPONSIBILITIES OF THE PARTIES

     MUTUAL RESPONSIBILITIES

     A new item 8 is added:

     8. we assume no responsibility for not providing Services due to reasons arising from Pakistan's PTT or a private network operator's inability to provide data and/or communications lines.

     YOUR OTHER RESPONSIBILITIES

     Item 6 is modified to read:

     6. to obtain, install, and maintain suitable equipment, including communication lines, as necessary to access the Services.

     14.  LIMITATION OF LIABILITY

     Item 3 in the first paragraph is modified to read:

     3. the amount of any other actual loss or damage, up to the greater of this Agreement amount or the charges (if recurring or usage, 12 months' charges apply) for the Service that is the subject of the claim.

     17.  CHANGES TO THE AGREEMENT TERMS

     The first paragraph is modified to read:

     We will give you three months' written notice if we increase Service charges or revise our prices due to an act of Government or change invoicing procedures, or when a planned change would substantially alter a Service from its current description. We will give you 12 months' notice if we terminate a Service (or if we change this 12-month notice period). However, if a third party claims that a product we provide as part of a Service infringes a patent or copyright, we reserve the right to terminate the Service effective immediately.

SINGAPORE

     6.   PRICES AND PRICE CHANGES

     If we have agreed not to change specified charges to you over a specified period (period type charges), changes to those charges will not apply to you until expiration of the protection period.

     7.   INVOICING, PAYMENT, AND TAXES

     Usage charges are payable up-front if a) they are for the minimum usage specified, and b) you buy units at up-front prices.

     8.   EQUIPMENT PROVIDED BY SERVICE PROVIDER COMPANY

     The term "Equipment" in this section does not apply to Equipment purchased by you where the asset title passes to you.

     14.  LIABILITY

     Our liability for actual damages to you, from any cause whatsoever, will be limited to the greater of S$100,000 or the total amount invoiced for your use of the Service which is the subject of the action during the previous twelve months before the cause of action arose. This limitation will apply regardless of the form of action, whether in contract or in tort including negligence. This limitation will not apply to claims for bodily injury or damage to real property for which we are legally liable.

SOUTH AFRICA

Services are provided by Trafex Pty, Ltd. in South Africa.

SOUTH KOREA

     3.   RESPONSIBILITIES OF THE PARTIES

     MUTUAL RESPONSIBILITIES

     An additional responsibility is added as follows:

          8. each of us will use only communication equipment of the type approved by the Ministry of Communication.

TAIWAN

Services are provided by Global Communications Network (GCN Taiwan) in Taiwan.

     3.   RESPONSIBILITIES OF THE PARTIES

     Mutual Responsibilities

     Item 6 is deleted in its entirety.

     14.  LIABILITY

THAILAND

Some Services are provided by the Communications Authority of Thailand (CAT) in Thailand.

With respect to Thailand, Value-added Network Services ("VAN Services") are subject to licensing under the Telephone and Telegraph Act of 2477, Telephone Organization of Thailand Act, and Communication Authority of Thailand Act and their administrative regulations.

UNITED KINGDOM

     2.   AGREEMENT STRUCTURE

     YOUR ACCEPTANCE OF ADDITIONAL TERMS

     Item 2, "providing an Eligible Service to your Customer" does not apply.

     6.   PRICES AND PRICE CHANGES

     PRICE INCREASES

     You may withdraw a Service from an order or terminate a Service to which an increase applies by providing us with written notice within one month of the date of our notice of increase.

     14.  LIABILITY

     1.   in respect of Services, the greater of:

          a.   150,000 UK Pounds; or
          b. 125% of the total purchase price payable under Clause 7 (Invoicing, Payment, and Taxes) for the Services which are directly related to the default or which are directly related to, or rendered functionally inoperative by, a deficiency in the Services.

UNITED STATES OF AMERICA

Services are provided by Advantis in the USA. The terms of the Industry Remarketer Agreement between QuickResponse Services and Advantis replace the terms of this Agreement in the United States of America.

INTERNATIONAL REMARKETER AGREEMENT                             [LOGO]

SCHEDULE A
______________________________________________________________________________

THE TERMS OF THE INTERNATIONAL REMARKETER AGREEMENT APPLY TO THIS TRANSACTION.


Country               Remarketer Company               Service Provider Company
                       Name and Address                    Name and Address
___________       ____________________________         _________________________

Argentina         QuickResponse Services               IBM Argentina S.A.
                  1400 Marina Way South                Ing. Enrique Butty 275
                  Richmond, CA 94804 USA               1300 Buenos Aires


Australia         QuickResponse Services               ISSC Australia
                  1400 Marina Way South                Darling Park
                  Richmond, CA 94804 USA               201 Sussex Street
                                                       Sydney NSW 2000


Austria           QuickResponse Services               IBM Oesterreich GESMBH
                  1400 Marina Way South                Obere Donaustrasse 95
                  Richmond, CA 94804 USA               A-1020 Vienna


Belgium           QuickResponse Services               IBM IN Belgium
                  1400 Marina Way South                Sq. Victoria Regina 1
                  Richmond, CA 94804 USA               1210 Bruxelles


Canada            QuickResponse Services               Advantis Canada
                  1400 Marina Way South                3500 Steeles Avenue East
                  Richmond, CA 94804 USA               Business/Fin. Serv.
                                                       Markham, Ontario


Denmark           QuickResponse Services               IBM Denmark A.S.
                  1400 Marina Way South                Nymoellevej 91
                  Richmond, CA 94804 USA               2800 Lyngby


France            QuickResponse Services               IBM France Axone-DRCE
                  1400 Marina Way South                4 Av. Montaigne
                  Richmond, CA 94804 USA               Le Montaigne
                                                       93881 Noisy Le Grand


Germany           QuickResponse Services               IBM Deutschland
                  1400 Marina Way South                Informationssysteme GmbH
                  Richmond, CA 94804 USA               Pascalstrasse 100
                                                       70569 Stuttgart



11/96                                                               Page 1 of 3

Country               Remarketer Company               Service Provider Company
                       Name and Address                    Name and Address
___________       ____________________________         _________________________

Hong Kong         QuickResponse Services               IBM China/Hong Kong Corp.
                  1400 Marina Way South                8 Connaught Road
                  Richmond, CA 94804 USA               46/F Two Exchange Sq.
                                                       Hong Kong


Italy             QuickResponse Services               IN.TE.S.A. SPA
                  1400 Marina Way South                Via Servais, 125
                  Richmond, CA 94804 USA               10146 Torino


Israel            QuickResponse Services               IBM Israel Ltd.
                  1400 Marina Way South                IBM Building
                  Richmond, CA 94804 USA               2 Welzmann Street
                                                       P.O.B. 33655
                                                       Tel Aviv 61336


Japan             QuickResponse Services               IBM Japan Ltd.
                  1400 Marina Way South                2-12 Roppongi 3-Chome
                  Richmond, CA 94804 USA               Minato-ku
                                                       Tokyo 10G


Mexico            QuickResponse Services               IBM Mexico
                  1400 Marina Way South                Avenida Casa de la Moneda
                  Richmond, CA 94804 USA               Col Lomas de Sotelo
                                                       11200 Mexico D.F.


The Netherlands   QuickResponse Services               IBM Nederland N.V
                  1400 Marina Way South                Johan Huizingerlaan 765
                  Richmond, CA 94804 USA               1066 VH Amsterdam
                                                       2713 HA Zoelermeer


New Zealand       QuickResponse Services               IBM New Zealand Ltd.
                  1400 Marina Way South                171 Featherston Street
                  Richmond, CA 94804 USA               P.O. Box 38-993
                                                       Wellington


Pakistan          QuickResponse Services               IBM Pakistan
                  1400 Marina Way South                3, Avari Plaza, Fatima
                  Richmond, CA 94804 USA               Jinnah Rd.
                                                       Karachi


Singapore         QuickResponse Services               IBM Singapore Pte. Ltd.
                  1400 Marina Way South                80 Anson Road
                  Richmond, CA 94804 USA               IBM Towers
                                                       Singapore 0207


11/96                                                               Page 2 of 3

Country               Remarketer Company               Service Provider Company
                       Name and Address                    Name and Address
___________       ____________________________         _________________________

South Africa      QuickResponse Services               IBM Trafex Pty. Ltd.
                  1400 Marina Way South                256 Kent Avenue
                  Richmond, CA 94804 USA               Ferndale Randburg


Spain             QuickResponse Services               IBM ISS Spain
                  1400 Marina Way South                Ctra. Barcelona, KM 18.40
                  Richmond, CA 94804 USA               San Fernando de Henares
                                                       28850 Madrid

Switzerland       QuickResponse Services               IBM (Switzerland) Busines
                  1400 Marina Way South                Baendiweg 21
                  Richmond, CA 94804 USA               8010 Zurich


Taiwan            QuickResponse Services               IBM Taiwan
                  1400 Marina Way South                12F. 2. Sec. 1
                  Richmond, CA 94804 USA               Tun Hua S. Road
                                                       Taipei


Thailand          QuickResponse Services               IBM Thailand Co. Ltd.
                  1400 Marina Way South                388 Phaholyothin Road
                  Richmond, CA 94804 USA               Phyathal
                                                       Bangkok 10400


United Kingdom    QuickResponse Services               IBM United Kingdom Ltd.
                  1400 Marina Way South                PO Box 31
                  Richmond, CA 94804 USA               Birmingham Road
                                                       Warwick CV34 5JL


Venezuela         QuickResponse Services               IBM Venezuela S.A.
                  1400 Marina Way South                Avenida Ernesto Blohm
                  Richmond, CA 94804 USA               Guidad Commercial
                                                       Chuao Caracas



11/96                                                               Page 3 of 3